Exhibit 4.1
[Founders’ Unit and Co-Investment Unit Legend
THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS, OR AN EXEMPTION FROM REGISTRATION THEREFROM.
THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT ) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN (I) THE LETTER AGREEMENT DATED AS OF                , 2006, BY AND BETWEEN THE HOLDER AND CITIGROUP GLOBAL MARKETS INC. AND (II) THE WARRANT AGREEMENT DATED AS OF                , 2006, BY AND BETWEEN THE COMPANY AND THE WARRANT AGENT. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.]
SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-
CUSIP

SEE REVERSE FOR CERTAIN
DEFINITIONS
FREEDOM ACQUISITION HOLDINGS, INC.
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
EACH TO PURCHASE ONE SHARE OF COMMON STOCK
THIS CERTIFIES THAT
is the owner of                                                                                                                                                                        Units.
Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Freedom Acquisition Holdings, Inc., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a business combination with a target business or (ii)                                         , 2007 and will expire unless exercised before 5:00 p.m., New York City Time, on                                         , 2011, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrant comprising the Units represented by this certificate will trade separately five business days (or as soon as practicable thereafter) following the earlier to occur of the expiration of the underwriters’ over-allotment option or their exercise in full, subject to the Company having filed a Current Report on Form 8-K, which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of its initial public offering including the proceeds received by the Company from the exercise of the underwriters’ over-allotment option, and having issued a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                     , 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17

Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By:

	President	Secretary

Countersigned and Registered:

By:

	Continental Stock Transfer &	Registrar
Trust Company
CORPORATE SEAL
2006
DELAWARE
FREEDOM ACQUISITION HOLDINGS, INC.

          The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.
          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act

(State)
Additional Abbreviations may also be used though not in the above list.
For value received,                                                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                                                        Units represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                                                                                                                                        Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

	NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).